UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MAY  6,  2004


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)




               DELAWARE                    0-3936          11-1826363
     (State  or  other  jurisdiction     (Commission     (IRS  Employer
           of  incorporation)            File  Number)  Identification  No.)


                    80  CABOT  COURT
                HAUPPAUGE,  NEW  YORK                    11788
     (Address  of  principal  executive  offices)     (Zip  Code)


Registrant's  telephone  number,  including  area  code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On May 6, 2004, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its first quarter ended March 31, 2004. The press release contains a non-GAAP disclosure that management feels provides useful information in understanding the impact of certain non-cash items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:

CONTACT                              FOR  IMMEDIATE  RELEASE
-------                              -----------------------
Mitchell  Binder
631-435-8300

                        ORBIT INTERNATIONAL CORP. REPORTS
                              FIRST QUARTER RESULTS

   Earnings Increase by 20%; Company Expects Growth Trend to Continue in 2004

Hauppauge, New York, May 6, 2004-Orbit International Corp. (NASDAQ:ORBT), a supplier of military and defense electronics, today announced results for the first quarter ended March 31, 2004.

Sales increased 4% to $4,498,000 for the three months ended March 31, 2004 from $4,321,000 for the same period last year. Net income for the three months ended March 31, 2004 increased by 20% to $489,000, equal to $.16 per diluted share, compared to $406,000, or $.14 per diluted share, for the same period last year. During the quarter, the Company recorded a non-cash charge of approximately
$39,000 due to the issuance of warrants to its investment banker, EarlyBirdCapital. Exclusive of this non-cash charge, net income for the quarter increased to $528,000 ($.17 per diluted share) compared to $406,000 ($.14 per diluted share) for the same period last year. The Company also announced that the final charge for the issuance of these warrants will be recorded in the second quarter of 2004.

The Company also reported a strong balance sheet. At March 31, 2004, total current assets were $12.1 million versus total current liabilities of $2.5 million-a 4.8 to 1 current ratio.

The Company also announced its backlog at March 31, 2004 was approximately $9.7 million compared to $10.6 million a year ago principally due to the timing of the receipt of several large contracts. Furthermore, the current year backlog does not include $3,000,000 of anticipated orders, previously announced, from a customer for which the Company has been authorized to procure material.

Looking ahead, the Company said that it expects revenue for the year ended December 31, 2004 to be in the range of $17.9 million to $18.4 million. Due to product mix and continued cost containment, the Company expects net income to be between $1.85 million and $1.98 million, equal to between $.60 and $.64 per diluted share for the full 2004 year.

Dennis Sunshine, President and Chief Executive Officer commented, "The results for the first quarter reflect strong revenues from both our Electronics and Power Units Segments. The Company continues to exercise tight controls over its operating costs and continues to benefit from significant incremental profitability from its revenue growth."

Sunshine continued, "Both of our operating segments are continuing to pursue a significant amount of new business opportunities as well as repeat orders on existing business with the timing on the receipt of these orders always an uncertainty. The Company remains very confident that revenue growth will continue in 2004 and will realize strong incremental profitability once again through cost containment. We are continuing to explore accretive acquisition opportunities that are compatible with our existing operations and we are hopeful to complete one by the end of 2004.

Investors  Conference  Call
---------------------------

The Company will hold a conference call for investors today, May 6, 2004, at 11:00 a.m.(EDT). U.S. based investors should phone: 1-888-896-0863 and use the conference code: 4689631. Overseas investors should phone: 1-973-582-2703 and use the 4689631 conference code. Investors are requested to dial in 5 to 10 minutes before the 11:00 a.m. (EDT) starting time.

For those who cannot listen live, a replay will be available starting 1:00 p.m.(EDT) today and until May 8, 2004 at 6:00 p.m. (EDT). For the replay, U.S. based investors should phone 1-877-519-4471 and use the conference code:
4689631. Overseas investors should phone: 1-973-341-3080 and use the 4689631 conference code.

Orbit International Corp., based in Hauppauge, New York, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, inverters, uninterruptible power supplies and associated analytical equipment. The Behlman custom division designs, manufactures and sells power units and electronic products for military and high-end industrial usage. For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company's future guidance and expectations relating to projected revenues, net income and earnings per share for the 2004 year, expectations that the growth trend will continue in 2004, revenue growth will continue in 2004, strong incremental profitability will be realized and an accretive acquisition will be completed by the end of 2004. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, current economic conditions and military conflicts, variable market conditions and changing needs of the defense sector and the Company's customers. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.



                            ORBIT INTERNATIONAL CORP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)



                                          Three Months Ended
                                               March 31,
                                             2004     2003
                                           -------  -------

Net sales                                $  4,498   $4,321

Cost of sales                               2,493    2,552
                                           -------  -------

Gross profit                                2,005    1,769

Selling, general and
  administrative expenses                   1,539    1,396

Interest expense                                1        7

Investment and other income                   (24)     (40)
                                           -------  -------

Net income before taxes                       489      406

Income tax                                      -        -
                                           -------  -------

Net income                                    489      406


Basic earnings per share                  $   0.18   $ 0.15

Diluted earnings per share                $   0.16   $ 0.14


Weighted shares outstanding:

  Basic                                     2,766    2,650

  Diluted                                   3,109    2,941



(a) retroactively restated to reflect a twenty-five percent (25%) stock dividend effective August 15, 2003.



                            ORBIT INTERNATIONAL CORP
                         CONSOLIDATED BALANCE SHEET DATA


                                                 3/31/04      12/31/03
                                             ------------  ------------
ASSETS
Current assets
  Cash and cash equivalents                  $   843,000   $   797,000
  Investments in marketable securities            54,000        55,000
  Accounts receivable, less allowance
    for doubtful accounts                      3,336,000     2,615,000
  Inventories                                  7,231,000     7,077,000
  Other current assets                           213,000       158,000
  Deferred tax asset                             410,000       390,000
                                             ------------  ------------

    Total current assets                      12,087,000    11,092,000

Property and equipment, net                      157,000       164,000
Goodwill                                         868,000       868,000
Other assets                                     859,000       869,000
Deferred tax asset                               200,000       200,000
                                             ------------  ------------

    Total assets                              14,171,000    13,193,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long term
    obligations                                  109,000       149,000
  Accounts payable                             1,157,000       759,000
  Notes payable                                        -             -
  Accrued expenses                               865,000       842,000
  Accounts payable, accrued expenses,
    and reserves applicable to discontinued
    operations                                   238,000       252,000
  Customer advances                               50,000             -
  Deferred income                                 85,000        85,000
                                             ------------  ------------

    Total current liabilities                  2,504,000     2,087,000

Deferred income                                  662,000       684,000
Long-term obligations                             28,000        30,000
                                             ------------  ------------

    Total liabilities                          3,194,000     2,801,000


Stockholders' Equity
  Common stock                                   405,000       403,000
  Additional paid-in capital                  24,754,000    24,583,000
  Unearned compensation                          (77,000)            -
  Accumulated deficit                         (4,255,000)   (4,744,000)
  Treasury stock, at cost                     (9,850,000)   (9,850,000)
                                             ------------  ------------
    Stockholders' equity                      10,977,000    10,392,000

    Total liabilities and
      stockholders' equity                    14,171,000    13,193,000



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     May  6,  2004


                                Orbit  International  Corp.


                                By:  /s/  Dennis  Sunshine
                                --------------------------
                                Dennis  Sunshine
                                Chief Executive Officer and President